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                                                                      EX-99.B5-l

                                   AMENDMENT
                                       TO
              AMENDED INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                    BETWEEN
                                JNL SERIES TRUST
                                      AND
                   JACKSON NATIONAL FINANCIAL SERVICES, INC.


     This AMENDMENT is by and between JNL Series Trust, a Massachusetts business trust (the "Trust") and Jackson National Financial Services, Inc., a Delaware corporation (the "Adviser").

     WHEREAS, the Trust and the Adviser entered into an Amended Investment Advisory and Management Agreement dated August 17, 1995 (the "Agreement"), whereby the Trust retained the Adviser to perform investment advisory and management services for the Series of the Trust enumerated in the Agreement; and

     WHEREAS, the names of three existing Series of the Trust will be changed effective May 1, 1997, and the Trust desires the Adviser to continue performing investment advisory and management services for these Series of the Trust; and

     WHEREAS, the Adviser agrees to continue serving as the investment adviser and business manager for the above-referenced Series of the Trust on the terms and conditions set forth in the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and the Adviser agree as follows:

     1. Effective May 1, 1997, the Adviser shall continue serving as the investment adviser and business manager for the JNL/Phoenix Investment Counsel Balanced Series, JNL/Phoenix Investment Counsel Growth Series and PPM America/JNL Value Equity Series at which date the names of these Series shall be changed to the PPM America/JNL Balanced Series, JNL/Putnam Growth Series and JNL/Putnam Value Equity Series, respectively.

     2. As compensation for services performed and the facilities and personnel provided by the Adviser under the Agreement, the Trust will pay to the Adviser, promptly after the end of each month for the services rendered by the Adviser during the preceding month, the sum of the following amounts:

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
                                $0 to  $50 to                                  Over
(*M - Million)                  $50 M  $150 M  $150 to $300 M  $300 to $500 M  $500 M
                                -----  ------  --------------  --------------  ------
JNL/Putnam Growth Series        .90%   .90%       .85%            .80%           .80%
JNL/Putnam Value Equity Series  .90%   .90%       .85%            .80%           .80%
PPM America/JNL Balanced
Series                          .75%   .70%       .675%           .65%           .625%

     3. The Trust and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

     IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 18th day of April, 1997.

                                             JNL SERIES TRUST



                                             By:  /s/ John A. Knutson
                                                 -----------------------------

                                             Name:       John A. Knutson
                                                   ---------------------------

                                             Title:        President
                                                    --------------------------



                                             JACKSON NATIONAL FINANCIAL
                                             SERVICES, INC.



                                             By:  /s/ Larry C. Jordan
                                                -----------------------------

                                             Name:        Larry C. Jordan
                                                  ---------------------------

                                             Title:  Chief Operating Officer
                                                     and Treasurer
                                                  ---------------------------


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